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HALLIBURTON COMPANY

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DAVID ALLEN SMITH

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Editorial Contact: FOR IMMEDIATE RELEASE	David A. Smith 6300 Stevenson Avenue, #413 Alexandria, VA 22304 703-370-6032 editor@HALwhistleblowers.org

Halliburton Shareholder: Will File Suit Over KBR Spin-off
Halliburton Should Not "Cut and Run" from Its KBR Operations, Says Smith

ALEXANDRIA, VIRGINIA, October 4, 2006 --- David A. Smith, the Halliburton shareholder who received mis-directed e-mails intended for David R. Smith, Vice President of Tax at Halliburton, today announced plans to file for injunctive relief, if necessary, to enjoin the Company from failing to cancel the on-again, off-again spin-off of KBR.

Now Is Not the Time to "Cut and Run" from KBR's Important Work, Smith Says;
Calls for Company to Honor Its Obligations to Country, Military, and KBR Families

"For me, the big red KBR letters in the logo now seem to stand for:

Kut and run away from the liability that arises from the
Bungled merger with Dresser Industries because
Rove now senses this has become an albatross around the Administration's neck.

Of course, that's just my opinion - but it's one that is rooted firmly in what I witnessed firsthand at KBR," says Smith.

"Any interest from EOP operatives aside, this company and its operations are the owners' concern, and the KBR spin-off should only be undertaken if it's in the owners' best interests," Smith adds.

"In my opinion, the latest amended Registration Statement for the on-again, off-again KBR spin-off is short on specifics detailing how KBR (as an independent entity) will be able to support Halliburton's ongoing obligations to the United States Government, the taxpayers, our brave men and women in the military overseas, or KBR's own employees and their families."

"As of September 22, 2006, 91 KBR employees and subcontractors have been killed in Iraq, Afghanistan, and Kuwait. Another 400 have been wounded. Now is not the time to pull a KBR Cut and Run operation, in my view." In support of those numbers, Smith cites a Houston Chronicle article that appeared September 22, 2006, authored by David Ivanovich.

"If BakerBotts or Vinson & Elkins partners want to argue against the granting of an injunction, I welcome their public explanation of 'why now?', and I look forward to hearing their defense of the Halliburton Directors' decision to resurrect the spin-off."

Smith concludes: "The latest Registration Statement is replete with information that should have made Ms. Mann (the Halliburton spokeswoman) think twice before saying that my claims are 'Completely Without Merit'. I'm sure her counterpart in Investor Relations can provide her with a copy of the latest Registration Statement filing, so that she can get her facts straight, before engaging in predictable knee-jerk PR tactics when confronted with a whistleblower."

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Important Information: David A. Smith plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from the stockholders of the Halliburton Company in connection with the 2007 Annual Meeting, currently scheduled to be held on Wednesday, May 17, 2007. HALLIBURTON SHAREHOLDERS ARE ADVISED TO READ THAT PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement, along with any other relevant documents that are filed, will be available for free at the SEC's website, www.sec.gov. Mr. Smith is the beneficial owner of 1 share of Halliburton's common stock, as of September 21, 2006. Mr. Smith did not seek or obtain permission to quote any third-party sources contained in this filing.